                                                                      EXHIBIT 12


                            POST PROPERTIES, INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                            (Dollars in Thousands)



                                                              SIX MONTHS
                                                                 ENDED
                                                                JUNE 30,
                                                         ---------------------
                                                          1996          1995
                                                         -------       -------
Pre-tax income continuing operations                     $20,129       $12,726


Minority interest in the income of subsidiary
  with fixed charges                                       4,746         3,765
                                                         -------       -------
                                                          24,875        16,491
                                                         -------       -------


Fixed charges:
  Interest incurred and amortization of debt
    discount and premium on all indebtedness              13,124        14,473
  Rentals - 33.34%(1)                                        243           339
                                                         -------       -------

Total fixed charges                                       13,367        14,812
                                                         -------       -------

Earnings before income taxes, minority interest
  and fixed charges                                       38,242        31,303
Adjustment for capitalized interest                       (1,909)       (2,926)
                                                         -------       -------

Total earnings                                           $36,333       $28,377
                                                         =======       =======

Ratio of Earnings to Fixed Charges                           2.7           1.9
                                                         =======       =======



(1) The interest factor of rental expense is calculated as one-third of rental expense which represents an appropriate interest factor.